Exhibit (14)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Rutland Square Trust II: Strategic Advisers Large Cap Fund of our report dated July 13, 2023; Strategic Advisers Small-Mid Cap Fund of our report dated April 12, 2023 relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports on Form N-CSR for the years ended May 31, 2023 and February 28, 2023, respectively. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated July 29, 2023 for Strategic Advisers Large Cap Fund; April 29, 2023 for Strategic Advisers Small-Mid Cap Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2024